SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”), dated as of February 21, 2018, is by and among Imperalis Holding Corp., a Nevada corporation (the “Parent”) and Dollar Shots Club, Inc., a Nevada corporation (the “Company”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

BACKGROUND

The Company has: (i) 5,581,000 shares of common stock (the “Company Common Shares”) issued and outstanding, and (ii) 7,839,500 shares of Series A Preferred Stock (the “Company Preferred Shares”) issued and outstanding. The Company Common Shares and the Company Preferred Shares may be referred to collectively herein as the “Company Shares.” Pursuant to NRS 92A.120, a majority of the shareholders of the Company have approved a mandatory exchange of all of the Company Common Shares and all of the Company Preferred Shares with the Parent in exchange for an aggregate of 1,342,050 newly issued shares of common stock, par value $0.001 per share, of the Parent (the “Parent Shares”) to be issued to the shareholders of the Company as provided for herein.

The exchange of the Company Shares for the Parent Shares is intended to constitute a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization or restructuring provisions as may be available under the Code.

The Board of Directors of each of the Parent and the Company has determined that it is desirable to effect this plan of exchange.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

Exchange of Shares

SECTION 1.01.  Exchange. At the Closing (as defined in Section 1.02):

(a)                All of the Company Common Shares shall be exchanged, on a pro rata basis, for a total of 558,100 Parent Shares, as more specifically set forth in Schedule 1.01 hereto; and

(b)               All of the Company Preferred Shares shall be exchanged, on a pro rata basis, for a total of 783,950 Parent Shares, as more specifically set forth in Schedule 1.01 hereto.

SECTION 1.02.  Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place at the offices of Laxague Law, Inc., 1 East Liberty, Suite 600, Reno, Nevda, commencing upon the satisfaction or waiver of all conditions and obligations of the Parties to consummate the Transactions contemplated hereby (other than conditions and obligations with respect to the actions that the respective Parties will take at Closing) or such other date and time as the Parties may mutually determine (the “Closing Date”).

ARTICLE II

Representations and Warranties of the Company

The Company hereby represents and warrant to the Parent, as follows:

SECTION 2.01.  Good Title. The shareholders of the Company, as set forth on Schedule 1.01 hereto, are the record and beneficial owners, and have good title to the Company Shares as indicated therein, with the right and authority to sell and deliver the Company Shares to the Parent as provided herein. Upon the Closing, the Parent will receive good title to the Company Shares, free and clear of all liens, hypothecs security interests, pledges, equities and claims of any kind, voting trusts, trust agreements, shareholder agreements, prete-nom agreements and other encumbrances (collectively, “Liens”).

SECTION 2.02.  No Conflicts. The exchange of the Company Shares for the Parent Shares in accordance with the terms hereof: (i) will not require the consent of any third party or any federal, state, provincial, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (“Governmental Entity”) under any statutes, laws, ordinances, rules, regulations, orders, writs, injunctions, judgments, or decrees (collectively, “Laws”); (ii) will not violate any Laws applicable to the Company’s shareholders; and (iii) will not violate or breach any contractual obligation to which any of the Company’s shareholders are a party.

SECTION 2.03.  No Finder’s Fee. The Company’s shareholders have not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Transactions that the Company or the Parent will be responsible for.

SECTION 2.04.  Acquisition Entirely for Own Account. The Parent Shares proposed to be acquired by the Company’s shareholders hereunder will be acquired for investment for their own account, and not with a view to the resale or distribution of any part thereof, and, to the knowledge of the Company, its shareholders have no present intention of selling or otherwise distributing the Parent Shares, except in compliance with applicable securities laws.

SECTION 2.05.  Non-Registration. The Company and its shareholders understand that the Parent Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act. The non-registration shall have no prejudice with respect to any rights, interests, benefits and entitlements attached to the Parent Shares in accordance with the Parent charter documents or the laws of its jurisdiction of incorporation.

SECTION 2.06.  Restricted Securities. The Company and its shareholders understand that the Parent Shares are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Company’s shareholders pursuant hereto, the Parent Shares would be acquired in a transaction not involving a public offering. The Company further acknowledges that if the Parent Shares are issued to the Company’s shareholders in accordance with the provisions of this Agreement, the Parent Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The Company and its shareholders are familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understand the resale limitations imposed thereby and by the Securities Act.

2

SECTION 2.07.  Legends. It is understood that the Parent Shares will bear the following legend or another legend that is similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

and any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

SECTION 2.08.  Organization, Standing and Power. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and in which it has a place of business and has the corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Company, a material adverse effect on the ability of the Company to perform its obligations under this Agreement or on the ability of the Company to consummate the Transactions (a “Company Material Adverse Effect”). The Company is duly qualified to do business in each jurisdiction where the nature of its business or its ownership or leasing of its properties make such qualification necessary except where the failure to so qualify would not reasonably be expected to have a Company Material Adverse Effect. The Company has delivered to the Parent true and complete copies of the articles of incorporation and bylaws of the Company and such other constituent instruments of the Company as may exist, each as amended to the date of this Agreement (as so amended, the “Company Constituent Instruments”).

SECTION 2.09.  No Company Subsidiaries. The Company does not, as of the date of this Agreement, own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any other entity.

SECTION 2.10.  Capital Structure. The Company has: (i) 5,581,000 shares of common stock issued and outstanding, and (ii) 7,839,500 shares of Series A Preferred Stock issued and outstanding. All outstanding shares of the capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any

3

purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the applicable corporate laws of Nevada, the Company Constituent Instruments or any Contract (as defined in Section 2.12) to which the Company is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Shares may vote (“Voting Company Debt”). Except as set forth above, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company is a party or by which any of them is bound (a) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or any Voting Company Debt, (b) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (c) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of the Company.

SECTION 2.11.  Authority; Execution and Delivery; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Transactions. When executed and delivered, this Agreement will be enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and similar laws of general applicability as to which the Company is subject.

SECTION 2.12.  No Conflicts; Consents.

(a)                The execution and delivery by the Company of this Agreement does not, and the consummation of the Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company under any provision of (a) the Company Constituent Instruments, (b) any material contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a “Contract”) to which the Company is a party or by which any of its properties or assets is bound or (c) any material judgment, order or decree (“Judgment”) or material Law applicable to the Company or its properties or assets, other than, in the case of clauses (b) and (c) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b)               No material consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions.

4

SECTION 2.13.  Taxes.

(a)                The Company has timely filed, or have caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. No tax audit is in process or threatened and the Company has not received a notice of assessment from any tax authority indicating a tax assessment or recalculation of any taxes in any tax return previously filed.

(b)               For purposes of this Agreement:

“Taxes” includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, provincial, foreign, federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

“Tax Return” means all federal, state, provincial, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

SECTION 2.14.  Benefit Plans. The Company does not have or maintain any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, share ownership, share purchase, share option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company (collectively, “Company Benefit Plans”). As of the date of this Agreement, there are not any severance or termination agreements or arrangements between the Company and any current or former employee, officer or director of the Company, nor does the Company have any general severance plan or policy.

SECTION 2.15.  Litigation. There is no action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, provincial, county, local or foreign), stock market, stock exchange or trading facility (“Action”) that (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Company Shares or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Company Material Adverse Effect. Neither the Company, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal, state or provincial securities laws or a claim of breach of fiduciary duty.

5

SECTION 2.16.  Compliance with Applicable Laws. The Company is in compliance with all applicable Laws, including those relating to occupational health, labor and safety and the environment, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has not received any written communication during the past two years from a Governmental Entity that alleges that the Company is not in compliance in any material respect with any applicable Law. This Section 2.16 does not relate to matters with respect to Taxes, which are the subject of Section 2.13.

SECTION 2.17.  Brokers; Schedule of Fees and Expenses. Except for those brokers as to which the Company and Parent shall be solely responsible, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

SECTION 2.18.  Contracts. There are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Company taken as a whole. The Company is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

SECTION 2.19.  Title to Properties. The Company does not own any real or immoveable property. The Company has sufficient title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which the Company has leasehold interests, are free and clear of all Liens except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Company to conduct business as currently conducted.

SECTION 2.20.  Intellectual Property. The Company owns, or is validly licensed or otherwise has the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively, “Intellectual Property Rights”) that are material to the conduct of the business of the Company taken as a whole. There are no claims pending or, to the knowledge of the Company, threatened that the Company is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the knowledge of the Company, no person is infringing the rights of the Company with respect to any Intellectual Property Right.

SECTION 2.21.  Labor Matters. There are no collective bargaining or other labor union agreements to which the Company is a party or by which it is bound. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

6

SECTION 2.22.  Solvency. Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (a) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (b) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (c) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company is not insolvent or bankrupt and it has not filed for protection under applicable law. Moreover, there has been no petition in bankruptcy filed by the Company or against the Company.

SECTION 2.23.  Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its jurisdiction of formation that is or could become applicable as a result of the Company fulfilling its obligations or exercising its rights under this Agreement, including, without limitation, the issuance of the Parent Shares.

SECTION 2.24.  No Additional Agreements. The Company does not have any agreement or understanding with its shareholders with respect to the transactions contemplated by this Agreement other than as specified in this Agreement.

SECTION 2.25.  Investment Company. The Company immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 2.26.  Foreign Corrupt Practices. Neither the Company nor any Company Subsidiary, nor, to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any Company Subsidiary has, in the course of its actions for, or on behalf of, the Company (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

7

ARTICLE III

Representations and Warranties of the Parent

SECTION 3.01.  Organization, Standing and Power. The Parent is duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Parent, a material adverse effect on the ability of the Parent to perform its obligations under this Agreement or on the ability of the Parent to consummate the Transactions (a “Parent Material Adverse Effect”). The Parent is duly qualified to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary and where the failure to so qualify would reasonably be expected to have a Parent Material Adverse Effect. The Parent has delivered to the Company true and complete copies of the articles of incorporation of the Parent, as amended to the date of this Agreement (as so amended, the “Parent Charter”), and the Bylaws of the Parent, as amended to the date of this Agreement (as so amended, the “Parent Bylaws”).

SECTION 3.02.  Subsidiaries; Equity Interests.

(a)                Schedule 4.02 lists each Company Subsidiary and its jurisdiction of organization. All the outstanding shares of capital stock or equity investments of each Company Subsidiary have been validly issued and are fully paid and nonassessable and are as of the date of this Agreement owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all Liens.

(b)               Except for its interests in the Company Subsidiaries, the Company does not as of the date of this Agreement own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

SECTION 3.03.  Capital Structure. The authorized capital stock of the Parent consists of (1) 200,000,000 shares of common stock, par value $0.001 per share, of which (a) _________ shares are issued and outstanding (before giving effect to the issuances to be made at Closing), and (b) no shares of common stock are reserved by the Parent in its treasury; and (2) 20,000 shares of preferred stock, par value $0.001 per share, of which 0 shares are issued an outstanding as Series E Preferred Stock, and (b) no shares of preferred stock are reserved by the Parent in its treasury. No other shares of capital stock or other voting securities of the Parent are issued, reserved for issuance or outstanding. All outstanding shares of the capital stock of the Parent are, and all such shares that may be issued prior to the date hereof will be when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Nevada Revised Statutes, the Parent Charter, the Parent Bylaws or any Contract to which the Parent is a party or otherwise bound. There are not any bonds, debentures,

8

notes or other indebtedness of the Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the Parent Shares may vote (“Voting Parent Debt”). Except as set forth above, as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Parent is a party or by which it is bound (a) obligating the Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Parent or any Voting Parent Debt, (b) obligating the Parent to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (c) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of the Parent. As of the date of this Agreement, there are no outstanding contractual obligations of the Parent to repurchase, redeem or otherwise acquire any shares of capital stock of the Parent. The Parent is not a party to any agreement granting any security holder of the Parent the right to cause the Parent to register shares of the capital stock or other securities of the Parent held by such security holder under the Securities Act. The stockholder list provided to the Company is a current stockholder list generated by the Parent’s stock transfer agent, and such list accurately reflects all of the issued and outstanding shares of the Parent Shares as at the Closing.

SECTION 3.04.  Authority; Execution and Delivery; Enforceability. The execution and delivery by the Parent of this Agreement and the consummation by the Parent of the Transactions have been duly authorized and approved by the Board of Directors of the Parent and no other corporate proceedings on the part of the Parent are necessary to authorize this Agreement and the Transactions. This Agreement constitutes a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with the terms hereof.

SECTION 3.05.  No Conflicts; Consents.

(a)                The execution and delivery by the Parent of this Agreement, does not, and the consummation of the Transactions and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Parent under, any provision of (a) the Parent Charter or Parent Bylaws, (b) any material Contract to which the Parent is a party or by which any of its properties or assets is bound or (c) any material Judgment or material Law applicable to the Parent or its properties or assets, other than, in the case of clauses (b) and (c) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b)               No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity is required to be obtained or made by or with respect to the Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions.

9

SECTION 3.06.  OTC Documents; Undisclosed Liabilities.

(a)                The Parent has filed all reports, schedules, forms, statements and other documents required to be filed by the Parent with OTC Markets Group, Inc. in order to achieve and maintain the “Pink – Current” designation for the quotation of its common (the “Parent OTC Documents”).

(b)               As of its respective filing date, each Parent OTC Document complied in all material respects with the published guidelines and requirements of OTC Markets Group, Inc., and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent OTC Document has been revised or superseded by a later filed Parent OTC Document, none of the Parent OTC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Parent included in the Parent OTC Documents comply as to form in all material respects with applicable accounting requirements and the published guidelines and requirements of OTC Markets Group, Inc. with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), and fairly present the consolidated financial position of the Parent as of the dates thereof and the results of operations and cash flows for the periods shown.

(c)                Except as set forth in the filed Parent OTC Documents, the Parent has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a balance sheet of the Parent or in the notes thereto. On or prior to the Closing, all liabilities of the Parent have been paid, settled, or otherwise discharged in full, and shall in no event remain liabilities of the Parent, the Company or the Shareholder following the Closing.

SECTION 3.07.  Information Supplied. None of the information supplied or to be supplied by the Parent for inclusion or incorporation by reference in any OTC Markets Group, Inc. filing of report by the Company contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

SECTION 3.08.  Absence of Certain Changes or Events. Except as disclosed in the filed Parent OTC Documents, from the date of the most recent financial statements included in the filed Parent OTC Documents to the date of this Agreement, the Parent has conducted its business only in the ordinary course, and during such period there has not been:

(a)                any change in the assets, liabilities, financial condition or operating results of the Parent from that reflected in the Parent OTC Documents, except changes in the ordinary course of business that have not caused, in the aggregate, a Parent Material Adverse Effect;

10

(b)               any damage, destruction or loss, whether or not covered by insurance, that would have a Parent Material Adverse Effect;

(c)                any waiver or compromise by the Parent of a valuable right or of a material debt owed to it;

(d)               any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Parent, except in the ordinary course of business and the satisfaction or discharge of which would not have a Parent Material Adverse Effect;

(e)                any material change to a material Contract by which the Parent or any of its assets is bound or subject;

(f)                any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)               any resignation or termination of employment of any officer of the Parent;

(h)               any mortgage, pledge, transfer of a security interest in, or lien, created by the Parent, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Parent’s ownership or use of such property or assets;

(i)                 any loans or guarantees made by the Parent to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j)                 any declaration, setting aside or payment or other distribution in respect of any of the Parent’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Parent;

(k)               any alteration of the Parent’s method of accounting or the identity of its auditors;

(l)                 any issuance of equity securities to any officer, director or affiliate (as defined in the Securities Act), except pursuant to existing Parent Shares option plans; or

(m)             any arrangement or commitment by the Parent to do any of the things described in this Section 3.08.

SECTION 3.09.  Taxes.

(a)                The Parent has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file, any delinquency in filing or any inaccuracies in any filed Tax Returns, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

11

(b)               The most recent financial statements contained in the filed Parent OTC Documents reflect an adequate reserve for all Taxes payable by the Parent (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Parent, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(c)                There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Parent. The Parent is not bound by any agreement with respect to Taxes.

SECTION 3.10.  Absence of Changes in Benefit Plans. From the date of the most recent audited financial statements included in the filed Parent OTC Documents to the date of this Agreement, there has not been any adoption or amendment in any material respect by the Parent of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Parent (collectively, “Parent Benefit Plans”). As of the date of this Agreement there are not any employment, consulting, indemnification, severance or termination agreements or arrangements between the Parent and any current or former employee, officer or director of the Parent, nor does the Parent have any general severance plan or policy.

SECTION 3.11.  ERISA Compliance; Excess Parachute Payments. The Parent does not, and since its inception never has, maintained, or contributed to any “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) or any other Parent Benefit Plan for the benefit of any current or former employees, consultants, officers or directors of the Parent.

SECTION 3.12.  Litigation. There is no Action that (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or the Parent Shares or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Parent Material Adverse Effect. Neither the Parent nor any subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

SECTION 3.13.  Compliance with Applicable Laws. The Parent is in compliance with all applicable Laws, including those relating to occupational health and safety, the environment, export controls, trade sanctions and embargoes, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. The Parent has not received any written communication during the past two years from a Governmental Entity that alleges that the Parent is not in compliance in any material respect with any applicable Law. This Section 3.13 does not relate to matters with respect to Taxes, which are the subject of Section 3.09.

12

SECTION 3.14.  Contracts. Except as disclosed in the Parent OTC Documents, there are no Contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Parent taken as a whole. The Parent is not in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

SECTION 3.15.  Title to Properties. The Parent has good title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its businesses. All such assets and properties, other than assets and properties in which the Parent has leasehold interests, are free and clear of all Liens except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Parent to conduct business as currently conducted. The Parent has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. The Parent enjoys peaceful and undisturbed possession under all such material leases.

SECTION 3.16.  Intellectual Property. The Parent owns, or is validly licensed or otherwise has the right to use, all Intellectual Property Rights that are material to the conduct of the business of the Parent taken as a whole. No claims are pending or, to the knowledge of the Parent, threatened that the Parent is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the knowledge of the Parent, no person is infringing the rights of the Parent with respect to any Intellectual Property Right.

SECTION 3.17.  Labor Matters. There are no collective bargaining or other labor union agreements to which the Parent is a party or by which it is bound. No material labor dispute exists or, to the knowledge of the Parent, is imminent with respect to any of the employees of the Parent.

SECTION 3.18.  Market Makers. The Parent has at least two (2) market makers for the Parent Shares and such market makers have obtained all permits and made all filings necessary in order for such market makers to continue as market makers of the Parent.

SECTION 3.19.  Transactions With Affiliates and Employees. Except as set forth in the filed Parent OTC Documents, none of the officers or directors of the Parent and, to the knowledge of the Parent, none of the employees of the Parent is presently a party to any transaction with the Parent or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Parent, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

SECTION 3.20.  Solvency. Based on the financial condition of the Parent as of the Closing Date (and assuming that the Closing shall have occurred), (a) the Parent’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Parent’s existing debts and other liabilities (including known contingent liabilities) as they mature, (b) the Parent’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal

13

year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Parent, and projected capital requirements and capital availability thereof, and (c) the current cash flow of the Parent, together with the proceeds the Parent would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Parent does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

SECTION 3.21.  Application of Takeover Protections. The Parent has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Parent’s charter documents or the laws of its state of incorporation that is or could become applicable to the Shareholder as a result of the Shareholder and the Parent fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the issuance of the Parent Shares and the Shareholder’s ownership of the Parent Shares.

SECTION 3.22.  No Additional Agreements. The Parent does not have any agreement or understanding with the Shareholder with respect to the transactions contemplated by this Agreement other than as specified in this Agreement.

SECTION 3.23.  Investment Company. The Parent is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.24.  Certain Registration Matters. The Parent has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of the Parent registered with the OTC or any other governmental authority that have not been satisfied.

SECTION 3.25.  Quotation Requirements. The Parent is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the requirements for continued quotation of the Parent Shares on the “Pink – Current” tier of the trading market operated by OTC Markets Group, Inc. The issuance and sale of the Parent Shares under this Agreement do not contravene the rules and guidelines of the trading market on which the Parent Shares are currently quoted, and no approval of the stockholders of the Parent is required for the Parent to issue and deliver to the Shareholder the Parent Shares contemplated by this Agreement.

SECTION 3.26.  Foreign Corrupt Practices. Neither the Parent, nor to the Parent’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Parent has, in the course of its actions for, or on behalf of, the Parent (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

14

ARTICLE IV

Deliveries

SECTION 4.01.  Deliveries of the Parent.

(a)                Concurrently herewith, the Parent is delivering to the Company, a copy of this Agreement executed by the Parent.

(b)               At or prior to the Closing, the Parent shall deliver to the Company a certificate from the Parent, signed by its Secretary or Assistant Secretary certifying that the attached copies of the Parent Charter, Parent Bylaws and resolutions of the Board of Directors of the Parent and of the stockholders of the Parent approving this Agreement and the transactions contemplated hereunder, are all true, complete and correct and remain in full force and effect.

(c)                Promptly following the Closing, the Parent shall deliver to the Company’s shareholders certificates representing the Parent Shares.

SECTION 4.02.  Deliveries of the Company.

(a)                Concurrently herewith, the Company is delivering to the Parent this Agreement executed by the Company.

(b)               At or prior to the Closing, the Company shall deliver to the Parent:

(i)	a certificate from the Company, signed by its authorized officer certifying that the attached copies of the Company Constituent Instruments and resolutions of the Board of Directors and a majority of the shareholders of the Company approving the Agreement and the Transactions are all true, complete and correct and remain in full force and effect;
(ii)	letters of resignation of Michael Parisi from all executive offices he holds with the Parent and as a director of the Company;
(iii)	evidence of the election of Vincent Andreula as a director of the Company effective upon the Closing;
(iv)	evidence of the appointment of Vincent Andreula as the Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer of the Company effective upon the Closing;
(v)	An executed Separation Agreement between Michael Parisi, the Company, and the Parent, providing for mutual releases between the Company and Mr. Parisi and providing for the issuance to Mr. Parisi of 50,000 shares of common stock in the Parent as final compensation; and
15

(vi)	An executed Indemnity Agreement between George Castillo, the Company, and the Parent, providing for Mr. Castillo’s indemnity of the Company and the Parent for all liabilities of the Company as of the Closing Date, and providing for the issuance to Mr. Castillo of 1,000,000 shares of common stock in the Parent as consideration for such indemnity.

ARTICLE V

Conditions to Closing

SECTION 5.01.  Company Conditions Precedent. The obligation of the Company to enter into and complete the Closing is subject, at the option of the Company, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Company in writing.

(a)                Representations and Covenants. The representations and warranties of the Parent contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Parent shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Parent on or prior to the Closing Date. The Parent shall have delivered to the Company a certificate, dated the Closing Date, to the foregoing effect.

(b)               Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of the Company, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Parent or the Company.

(c)                No Material Adverse Change. There shall not have been any occurrence, event, incident, action, failure to act, or transaction since September 30, 2017 which has had or is reasonably likely to cause a Parent Material Adverse Effect.

(d)               OTC Reports. The Parent shall have filed all reports and other documents required to be filed by Parent under the guidelines and requirements of OTC Markets Group, Inc. through the Closing Date.

(e)                OTCQB Quotation. The Parent shall have maintained its status as a company whose common stock is quoted on the Pink – Current tier of the market operated by OTC Markets Group, Inc. and no reason shall exist as to why such status shall not continue immediately following the Closing.

(f)                Deliveries. The deliveries specified in Section 4.01 shall have been made by the Parent.

16

(g)               No Suspensions of Trading in Parent Shares; Listing. Trading in the Parent Shares shall not have been suspended by the SEC or any trading market (except for any suspensions of trading of not more than one trading day solely to permit dissemination of material information regarding the Parent) at any time since the date of execution of this Agreement, and the Parent Shares shall have been at all times since such date listed for trading on a trading market.

(h)               Satisfactory Completion of Due Diligence. The Company shall have completed its legal, accounting and business due diligence of the Parent and the results thereof shall be satisfactory to the Company in its sole and absolute discretion.

SECTION 5.02.  Parent Conditions Precedent. The obligations of the Parent to enter into and complete the Closing are subject, at the option of the Parent, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Parent in writing.

(a)                Representations and Covenants. The representations and warranties of the Company contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The the Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Company on or prior to the Closing Date. The Company shall have delivered to the Parent, if requested, a certificate, dated the Closing Date, to the foregoing effect.

(b)               Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the Transactions or to seek damages or a discovery order in connection with such Transactions, or which has or may have, in the reasonable opinion of the Parent, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Parent.

(c)                No Material Adverse Change. There shall not have been any occurrence, event, incident, action, failure to act, or transaction which has had or is reasonably likely to cause a Company Material Adverse Effect.

(d)               Deliveries. The deliveries specified in Section 4.02 shall have been made by the Company, respectively.

(e)                Satisfactory Completion of Due Diligence. The Parent shall have completed its legal, accounting and business due diligence of the Company and the results thereof shall be satisfactory to the Parent in its sole and absolute discretion.

ARTICLE VI

Covenants

SECTION 6.01.  Public Announcements. Prior to the Closing, the Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press releases or other public statements with respect to the Agreement and the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchanges.

17

SECTION 6.02.  Fees and Expenses. All fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such fees or expenses, whether or not this Agreement is consummated.

SECTION 6.03.  Continued Efforts. Each Party shall use commercially reasonable efforts to (a) take all action reasonably necessary to consummate the Transactions, and (b) take such steps and do such acts as may be necessary to keep all of its representations and warranties true and correct as of the Closing Date with the same effect as if the same had been made, and this Agreement had been dated, as of the Closing Date.

SECTION 6.04.  Exclusivity. Each of the Parent and the Company shall not (and shall not cause or permit any of their affiliates to) engage in any discussions or negotiations with any person or take any action that would be inconsistent with the Transactions and that has the effect of avoiding the Closing contemplated hereby. Each of the Parent and the Company shall notify each other immediately if any person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

SECTION 6.05.  Access. Each Party shall permit representatives of any other Party to have full access to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to such Party.

SECTION 6.06.  Preservation of Business. From the date of this Agreement until the Closing Date, the Company and the Parent shall operate only in the ordinary and usual course of business consistent with their respective past practices (provided, however, that Parent shall not issue any securities without the prior written consent of the Company), and shall use reasonable commercial efforts to (a) preserve intact their respective business organizations, (b) preserve the good will and advantageous relationships with customers, suppliers, independent contractors, employees and other persons material to the operation of their respective businesses, and (c) not permit any action or omission that would cause any of their respective representations or warranties contained herein to become inaccurate or any of their respective covenants to be breached in any material respect.

ARTICLE VII

Miscellaneous

SECTION 7.01.  Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Parent, to:

Imperalis Holding Corp.

607 Tenney Mountain Highway, Suite 209

Plymouth, NH 03264

Attention: Vincent Andreula

If to the Company, to:

Dollar Shots Club, Inc.

340 S. Lemon Ave., #7006

Walnut, CA 91789

Attention: Michael Parisi

18

SECTION 7.02.  Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Parent. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

SECTION 7.03.  Replacement of Securities. If any certificate or instrument evidencing any Parent Shares is mutilated, lost, stolen or destroyed, the Parent shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefore, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Parent of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Parent Shares. If a replacement certificate or instrument evidencing any Parent Shares is requested due to a mutilation thereof, the Parent may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

SECTION 7.04.  Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Parent and the Company will be entitled to specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

SECTION 7.05.  Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

SECTION 7.06.  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions contemplated hereby are fulfilled to the extent possible.

SECTION 7.07.  Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

19

SECTION 7.08.  Entire Agreement; Third Party Beneficiaries. This Agreement is intended to: (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions and (b) is not intended to confer upon any person other than the Parties any rights or remedies.

SECTION 7.09.  Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Nevada, without reference to principles of conflicts of laws. Any action or proceeding brought for the purpose of enforcement of any term or provision of this Agreement shall be brought only in the federal or state courts sitting in Reno, Nevada, and the parties hereby waive any and all rights to trial by jury.

SECTION 7.10.  Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

[Signature Page Follows]

20

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Share Exchange Agreement as of the date first above written.

The Parent:

IMPERALIS HOLDING CORP.

By: /s/ Vincent Andreula

Name: Vincent Andreula

Title: President and CEO

The Company:

DOLLAR SHOTS CLUB, INC.

By: /s/ Michael Parisi

Name: Michael Parisi

Title: President and CEO

21

Schedule 1.01

Dollar Shots Club, Inc. shareholder name	Number of Dollar Shots Club, Inc. shares of common stock held	Number of Dollar Shots Club, Inc. shares of Series A Preferred Stock held	Number of shares of Imperalis Holding Corp. common stock to be issued in exchange
ADAM JAMESON BOUDREAUX	2,000		200
ALBERT LAUBENSTEIN	252,000		25,200
BRETT E. ROPER	10,000		1,000
CHRISTOPHER MICHAEL ROWE	1,050,000	195,000	124,500
DARIN ALPERT	250,000		25,000
DAVID M SEEBERGER	50,000	245,000	29,500
ELIAS MARTINEZ	100,000		10,000
FRANCISCO MEZA & JAMES CASTILLO MEZA JTWROS	2,500,000		250,000
GLOBEX TRANSFER, LLC	5,000	24,500	2,950
HOULIHAN AND COMPANY LLC	5,000		500
HUANWEI HUANG	20,000		2,000
JERRY GRISAFFI	50,000	295,000	34,500
JOE CHAVEZ ENTERPRISES INC	100,000		10,000
JUSTIN L. ULIBARRI	100,000		10,000
KEVIN J. MARTINO	50,000	195,000	24,500
LA DOLCE VITA TRUST	50,000	495,000	54,500
LANA GALANG	100,000		10,000
LETICIA MEZA	100,000		10,000
MARC HARVILL	5,000		500
MARK DESTEFANO	5,000		500
PATRICIA J. BARTON	10,000		1,000
PIVO ASSOCIATES, INC.	20,000		2,000
RANDALL RODDY	50,000	145,000	19,500
ROCKY MOUNTAIN HIGH BRANDS, INC.	50,000	495,000	54,500
SCOTT E. ALLEN	250,000		25,000
SCOTT G. MONSON	255,000		25,500
SHAFFIQUE M. ALI	100,000		10,000
SHAHRAM NARAGHI ARANI	2,000		200
STERLING C. BARTON	10,000		1,000
T.J. JESKY	5,000		500
TANYA A. MARTINO	5,000		500
WALTER STOCK	20,000		2,000
GCEF OPPORTUNITY FUND LLC		5,750,000	575,000
Totals	5,581,000	7,839,500	1,342,050

22